Exhibit 28 (i)(1)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 50 to the Registration Statement on Form N-1A of The Gabelli Value 25 Fund Inc. as filed with the Securities and Exchange Commission on or about April 29, 2020.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

April 29, 2020